EXHIBIT 10.24

STOCKHOLDERS’ VOTING AGREEMENT

DATED AS OF JULY 12, 2005

AMONG
BRILLIAN CORPORATION
AND
SIGNING STOCKHOLDERS

STOCKHOLDERS’ VOTING AGREEMENT

     AGREEMENT made as of the 12th day of July 2005, by and among BRILLIAN CORPORATION, a Delaware corporation (hereinafter called the “Company”) and those stockholders or prospective stockholders of the Company executing this Agreement (hereinafter called the “Signing Stockholders”), which shall become effective on the Effective Date (as defined herein).

RECITALS

     A. The Company is planning to enter into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Syntax Corporation, a California corporation (“Syntax”) as a result of which Syntax would become a wholly owned subsidiary of the Company (the “Merger”).

     B. The Merger Agreement contemplates that certain individuals will serve as directors of the Company effective on the effective date of the Merger as defined in the Merger Agreement (the “Effective Date”).

     C. The Merger Agreement contemplates that certain persons will agree to vote their shares of common stock of the Company for certain persons as directors of the Company and in favor of certain financing transactions previously effected by the Company.

     D. Each party to this Agreement other than the Company currently is a stockholder of the Company or will become a stockholder of the Company as a result of the Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Voting of Shares for Directors. Each of the Signing Stockholders shall vote such stockholder’s shares of common stock of the Company for the following persons.

          a. The Brillian Designee. Vincent Sollitto or, if he is unable or unwilling to serve at any time, such other person as Mr. Sollitto shall designate or, in the absence of any such designation, Wayne Pratt.

          b. The Syntax Designees. James Li, Thomas Chow, and Christopher Liu or, if one or more of them are unable or unwilling to serve at any time, such other person or persons as Messrs. Li, Chow, and Liu shall designate.

          c. Independent Directors. Five individuals who are “independent directors” within the meaning of the rules and policies of the Nasdaq National Market and each of whom shall be reasonably acceptable to the Brillian Designee and the Syntax Designees and any successor independent director whom shall be selected by the independent directors.

     2. Voting of Shares in Favor of Financings.

     Each of the Signing Stockholders shall vote such stockholders’ shares of common stock of the Company in favor of certain financing transactions completed by the Company on or prior to the date of this Agreement as described in Schedule A to this Agreement in any meeting of stockholders held to vote on those financings in accordance with the rules of the Nasdaq Stock Market. All the investors in those financings shall be third-party beneficiaries of this Agreement.

     3. Copy of Agreement To Be Kept on File.

     The Company shall keep on file at its principal executive offices, and shall exhibit to any Signing Stockholder or his duly authorized representative at any and all reasonable times, an executed copy of this Agreement (together with any amendments thereto). The Company also shall mail without charge a copy of this Agreement to any Signing Stockholder within five days after a written request therefor.

     4. Stock Certificates To Be Marked with Legend.

     All certificates representing shares now or hereafter owned by a Signing Stockholder shall be marked with the following legend:

“This certificate and the shares represented hereby are held subject to the terms and conditions of an agreement dated as of July ___, 2005, and any amendments thereto, by and among this Company and certain of its stockholders. A copy of that agreement and any amendments thereto is on file and may be inspected at the principal executive offices of the Company.”

     5. Term of Agreement.

     Unless terminated sooner by unanimous agreement in writing of the Company and the parties hereto then living, this Agreement shall terminate on the earlier of the following times: (a) five years from the Effective Date, (b) upon the death of the last but one of the then Signing Stockholders.

     6. Rights, Obligations, and Remedies.

     The rights and obligations under, and the remedies to enforce, this Agreement are joint and several as to the Company and each Signing Stockholder with each being completely free to enforce any or all of the rights or obligations under this Agreement against any of the others with or without the concurrence or joinder of any of the others. The Company and Signing Stockholders shall have the right and privilege to obtain, in addition to all of the other remedies which may be available under applicable law, equitable relief including the specific enforcement of this Agreement in the event of any violation hereof.

     7. Entire Agreement; Amendment, Modification, Termination.

     This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. This Agreement may be amended, modified, or terminated at any time or times by the unanimous written agreement of the Company and the Signing Stockholders.

     8. Miscellaneous.

          a. Indulgences. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          b. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any or other conflict-of-law provisions to the contrary.

          c. Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i) If to the Company:

1600 N. Desert Drive
Tempe, Arizona 85281
Attention: Secretary

(ii) If to any Signing Stockholder:

To the last address of such person appearing on the records of the Company.

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provision of this paragraph for the giving of notice.

          d. Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party’s rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement shall not be binding on any transferee of Shares owned by a Selling Stockholder that is not an affiliate, family member, heir, personal representative estate, or trust for the benefit of any of the foregoing.

     e. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears hereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     f. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     g. Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     h. Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

     i. Numbers of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

     9. Counterparts; Facsimile Signatures.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. This Agreement may be executed by facsimile, PDF, or other electronic means.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

BRILLIAN CORPORATION
By:	/s/ Vincent F. Sollitto Jr.
	Name:	Vince Sollitto
	Title:	President and CEO

SIGNING STOCKHOLDERS:

/s/ Vincent F. Sollitto Jr.

Vincent Sollitto

/s/ Wayne Pratt

Wayne Pratt

/s/ Ching Hue Li

Ching Hue Li (James Li)

/s/ Man Kit Chow

Man Kit Chow (Thomas Chow)

/s/ Roger Kao

Roger Kao

/s/ Tzu Ping Ho

Tzu Ping Ho

/s/ Lily Lau

Lily Lau

Taiwan Kolin Company Limited

By: /s/ Roger Kao
Roger Kao

/s/ Lin-Li Wu

Lin-Li Wu

/s/ Michael Chan

Michael Chan